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                                                                    Exhibit 10.8


                                 AMENDMENT NO. 1
                                       TO
                             STOCK PURCHASE WARRANT


         This Amendment No. 1 to Stock Purchase Warrant ("Amendment No. 1") is made as of December 19, 2000, by and between Lawson Associates, Inc., a Minnesota corporation (the "Company"), and Hewlett Packard Company, a Delaware corporation (the "Investor").

         The Company has issued and sold to Investor a Stock Purchase Warrant No. 200-1, dated January 28, 2000 (the "Warrant") pursuant to a Warrant Purchase Agreement, dated as of January 28, 2000, between the Company and the Investor (the "Warrant Purchase Agreement").

         The Company effective a 3-for-1 stock split of its Common Stock, $0.01 par value per share (the "Common Stock") on March 13, 200 (the "Stock Split"). After giving effect to the Stock Split, the Warrant was 2,250,000 shares.

         The Company and the Investor desire to amend the Warrant in accordance with the procedures set forth in Section 14 of the Warrant and pursuant to an amendment No. 1 to the Warrant Purchase Agreement of even date herewith, between the Company and the Investor.

         The parties agree as follows:

         1. The initial paragraph of the Warrant shall be amended in tits entirety to read as follows, which gives effect to the Stock Split and this Amendment No. 1:

         THIS CERTIFIES THAT, for value received Hewlett Packard Company (the "Holder") is entitled, subject to the terms set forth below, to purchase from Lawson Associates, Inc., a Minnesota corporation (the "Company"), 900,000 shares (as adjusted pursuant to Section 5 hereof) of the Company's fully paid and nonassessable Common Stock, par value $0.01 per share (the "Common Stock"), at the exercise price of six dollars and sixty-seven cents ($6.67) per share (the "Exe4rcise Price"), subject to adjustment as provided in Section 5 hereof. This Warrant is issued in connection with the transactions described in Section 1.2 of the Warrant Purchase Agreement between the Company and Holder described therein, dated as of January 28, 2000 (the "Warrant Purchase Agreement"). The holder of this Warrant is subject to certain restrictions set forth in the Warrant Purchase Agreement and shall be entitled to certain rights and privileges set forth therein."



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         2.       Except as expressly modified herein, the Warrant shall remain in full force and effect.


                                       LAWSON ASSOCIATES, INC.


                                       By: /s/ Jay Coughlan
                                          --------------------------------------
                                           Its: President


                                       HEWLETT PACKARD COMPANY


                                       By: /s/ Dave Logan
                                          --------------------------------------
                                           Its: VP Corp. Development




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